Exhibit 10.2

COPsync, Inc.

Securities Purchase Agreement

Investor Package

July 14, 2015

INSTRUCTIONS FOR INVESTING

If you wish to purchase the offered securities of COPsync, Inc., please:

(1)	Review this Securities Purchase Agreement, Registration Rights Agreement, Convertible Promissory Note, Warrant, and Escrow Agreement.

(2)	Indicate where appropriate, in Exhibit A to the Securities Purchase Agreement, your status as an Accredited Investor by initialing the appropriate accreditation categories.

(3)
Type or print all information required in the blank sections in Exhibit A of the Securities Purchase Agreement, including your requested subscription amount and your federal taxpayer identification number.

(4)	Execute the signature pages to the Securities Purchase Agreement, Registration Rights Agreement and Escrow Agreement.

(5)
If you are an individual, complete and execute, or cause to be executed, the enclosed Spousal Consent included as Exhibit B by either (i) having your spouse execute such consent or (ii) if  you are not married, by confirming your status as single on such consent.

(6)	Along with the full amount of your investment paid by means of a check made payable to “COPsync 2015 Private Placement Escrow Account” or a wire transfer to the following:

JP Morgan Chase Bank NA
4 Metro Tech Center, 14th Floor
Brooklyn, NY 11245
ABA #021000021
Swift Code: CHASUS33
A/C Name: Continental Stock Transfer & Trust Co A/A/F COPsync 2015 Private Placement Escrow Account
A/C No:530402165

You must send the completed and executed signature pages to this Securities Purchase Agreement, the Registration Rights Agreement, the completed Purchaser Information  (Exhibit A) and the Spousal Consent (Exhibit B) to Maxim Group LLC, preferably by email or fax:

Maxim Group LLC
Attn: Eddie Grossman
405 Lexington Avenue
New York, New York 10174
Fax: (212) 895-3783
Email: egrossman@maximgrp.com

    The Company may choose not to accept all or some of any investor’s subscription for any reason (regardless of whether any check or wire transfer relating to this subscription is deposited in a bank or trust account).  The Company will send to you a fully executed copy of the transaction documents if your subscription is accepted.  If you have any questions in completing the transaction documents, please contact Eddie Grossman at (212) 895-3511.

COPSYNC, INC.
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into by and between COPsync, Inc., a Delaware corporation (the “Company”), and the undersigned purchasers (each, a “Purchaser”, and collectively, the “Purchasers”) as of the latest date set forth on the signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchasers hereby agree as follows:

1.    Purchase of Securities.  (Capitalized terms used below and not otherwise defined are defined in Section 2 of the Agreement.)

(a)    Subject to the terms and conditions of this Agreement, the undersigned Purchaser hereby subscribes for (i) a 8% convertible promissory note with a term of three years in the form attached as Exhibit C (“Note”), and (ii) a warrant with a term of five years for the purchase of shares of the Company's common stock, $0.0001 par value (the "Common Stock") equal to the principal amount of the Note by the closing price of the Company’s Common Stock on the OTCQB on the Closing Date (as defined below), in the form attached as Exhibit D (“Warrant”) (the Note and the Warrant are collectively referred to as the “Securities”).  The total amount to be paid for the Securities shall be the amount accepted by the Company in connection with this investment, which may be less than or equal to the amount indicated by the undersigned Purchaser on the signature page hereto (the “Subscription Amount”).  The offering, purchase and sale of the Securities is referred to herein as the “Offering.”

(b)    The Purchasers will have certain registration rights relating to the Common Stock underlying the Securities, which rights are set forth in the Registration Rights Agreement, a form of which is attached hereto as Exhibit E (“Registration Rights Agreement”).

 (c)    Maxim Group LLC has been retained by the Company as the sole placement agent for the Offering (the “Placement Agent”).

2.    Closing.

(a)    On or prior to the applicable Closing Date (as defined below), the Purchaser shall deliver or cause to be delivered to the Placement Agent the following in accordance with the subscription procedures described in Section 2(b) below:

 (i)            a completed and duly executed signature page of this Agreement;

 (ii)           the completed Purchaser Questionnaire included in Exhibit A, attached hereto;

 (iii)          a spousal consent substantially in the form of Exhibit B, attached hereto (the “Spousal Consent”);

 (iv)          duly executed signature pages of the Registration Rights Agreement; and

 (v)          the Subscription Amount by check or wire transfer.

(b)    The Purchaser shall deliver or cause to be delivered, preferably by fax or e-mail, the closing deliveries described above to the Placement Agent at the following address:

Maxim Group LLC
Attn: Eddie Grossman
405 Lexington Avenue
New York, New York 10174
Fax: (212) 895-3783
Email: egrossman@maximgrp.com

The Subscription Amount if paid by check will be mailed to the Placement Agent at the address above.  If the Subscription amount is paid by wire transfer it shall be wired to the following account:

JP Morgan Chase Bank NA
4 Metro Tech Center, 14th Floor
Brooklyn, NY 11245
ABA #021000021
Swift Code: CHASUS33
A/C Name: Continental Stock Transfer & Trust Co A/A/F COPsync 2015 Private Placement Escrow Account
A/C No:530402165

Immediately following receipt of the deliverables from all of the Purchasers and acceptance by the Company in accordance with subsection (c) below, the Subscription Amount will be delivered to the Company.

(c)    This Agreement sets forth various representations, warranties, covenants and agreements of the Company and of the Purchaser, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company and the Purchaser, immediately upon the Company’s acceptance of the Purchaser’s subscription and shall thereupon be binding upon the Company and the Purchaser.  Acceptance shall be evidenced only by execution of this Agreement by the Company on its signature page attached hereto.  Upon the Company's acceptance of the Purchaser's subscription and receipt of the Subscription Amount, on the applicable Closing Date, the Placement Agent shall deliver to the Purchaser a duly executed copy of each of the Agreement, the Note, the Warrant, the Registration Rights Agreement and the Escrow Agreement.

(d)    The purchase and sale of the Securities shall first be consummated on July 13, 2015 (the “Initial Closing Date”) and shall thereafter occur in one or more additional purchases and sales in increments of at least $250,000 consummated on or before July 30, 2015; provided, however, that the Company reserves the right to extend the Offering for up to an additional 30 days beyond the Initial Closing Date (the “Final Closing Date”) (each, a “Closing,” and each date of Closing, together with the Initial Closing Date and Final Closing Date, the “Closing Date” or the “Closing Dates”, depending on the context used).

3.    Company Representations and Warranties.  The Company hereby represents and warrants that, as of the Closing Date applicable to the Purchaser:

(a)    Organization and Business.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  As used in this Agreement, the term “Material Adverse Effect” means any material adverse effect on the business, operations, assets (including intangible assets), liabilities (actual or contingent), financial condition, or prospects of the Company, if any, taken as a whole, or on the transactions contemplated hereby or by the Transaction Documents (as defined below).

(b)    Capitalization.

 (i)            As of June 1, 2015, the Company has two classes of authorized capital stock consisting of 500,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 203,035,444 shares of Common Stock are issued and outstanding and 475,000 shares of Preferred Stock are issued and outstanding.  Schedule 3(b)(i) includes a detailed schedule of the Company's capitalization as of June 1, 2015.

 (ii)           Except as disclosed in Schedule 3(b)(ii) to this Agreement, the Company’s private placement memorandum dated June 16, 2015 (the “PPM”) or in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2015 (“Form 10-K”) and its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2015 (the “SEC Reports”), as of the applicable Closing Date: (A) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional capital stock, (B) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act of 1933, as amended (the “Securities Act”) and (C) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

 (iii)          Except as disclosed in Schedule 3(b)(iii) to this Agreement, no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of anyone or any lien, title claim, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer (other than restrictions on transfer under applicable state and federal securities laws or “blue sky” or other similar laws (collectively, the “Securities Laws”)) or other defect of title of any kind (each, a “Lien”) imposed through the actions or failure to act of the Company.

(c)    Authorization; Enforceability.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents (as defined in subsection (f) below), the performance of all obligations of the Company under the Transaction Documents, and the authorization, issuance, sale and delivery of the Securities has been taken, and each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(d)    Valid Issuance.  The Securities being acquired by the Purchasers hereunder, are duly authorized for issuance and sale to the Purchasers and, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration, will be validly issued and free from all Liens.  The shares of Common Stock to be issued pursuant to the conversion of the Notes and exercise of the Warrants are duly authorized and reserved for issuance and, upon conversion of the Note or exercise of the Warrant in accordance with its terms, will be validly issued, fully paid and non-assessable and free from all Liens.

(e)    Litigation.  Except as set forth in Schedule 3(e), there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

(f)     No Conflict.  The execution, delivery and performance of this Agreement, the Note, the Warrant, the Registration Rights Agreement, the Escrow Agreement, and the other agreements entered into by the Company in connection with the Offering (the “Transaction Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the charter or by-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, except where such conflict, violation or breach, individually or in the aggregate, would not have a Material Adverse Effect.  The Company is not in violation of its charter, bylaws, or other organizational documents.  The business of the Company is not being conducted in violation of any law, rule, ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made by the Company in the required time thereunder, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any Transaction Document in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof.

(g)    Intellectual Property.  Other than inventions of the Company whose patent applications have yet to be filed, Schedule 3(g) to this Agreement sets forth a complete and accurate listing of all of the Company’s patents and patent applications (“Patents”). The Company owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use the Patents, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property in connection with the conduct of its business as now operated, and to the best of the Company’s knowledge, as presently contemplated to be operated in the future (collectively, the “Intellectual Property”).  Other than as set forth on Schedule 3(g) to this Agreement, none of the Intellectual Property is unenforceable or invalid; none of the Company has received any notice of violation or conflict with (and none of the Company knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; there are no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that allege any of the Company is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right.  Other than as set forth on Schedule 3(g) to this Agreement, the Company’s current and intended products, services and processes do not violate or conflict with any intellectual property or proprietary right of any third party, or any discovery, invention, product or process that is the subject of a patent application filed by any third party; no officer, director or employee of the Company is in or has ever been in violation of any term of any patent non-disclosure agreement, invention assignment agreement, or similar agreement relating to the protection, ownership, development use or transfer of the Intellectual Property or, to the Company’s knowledge, any other intellectual property, except where any violation would not, individually or in the aggregate, have a Material Adverse Effect.  The Company is not in breach of, and has complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property.  The Company is not subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world.  The Company has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”).  All use or disclosure of Confidential Information owned by the Company by or to a third party has been pursuant to a written agreement between the Company and such third party.  All use or disclosure of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful. It will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company.  Each employee and consultant of the Company has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted.

(h)    Management.  As of the date of this Agreement, the Company's Board of Directors and named executive officers consists of the individuals identified in the SEC Reports.

(i)     Financial Statements.  The financial statements included in the SEC Reports fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the financial statements, the Company has no material liabilities or obligations, contingent or otherwise, other than liabilities incurred in connection with the consummation of the transactions contemplated under the Offering and those incurred in the ordinary course of business subsequent to March 31, 2015.  Since March 31, 2015, nothing has occurred which would have a Material Adverse Effect.

 (j)    Tax Matters.  The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  All such tax returns and reports filed on behalf of the Company were complete and correct in all material respects and were prepared in good faith without willful misrepresentation.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  The Company has not received notice that any of its tax returns is presently being audited by any taxing authority.

(k)    Certain Transactions.  Except as set forth in the PPM or SEC Reports, there are no loans, leases, royalty agreements or other transactions between: (i) the Company or any of its respective customers or suppliers, and (ii) any officer, employee, consultant or director of the Company or any person owning 5% or more of the ownership interests of the Company or any member of the immediate family of such officer, employee, consultant, director, shareholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, shareholder or owner, or a member of the immediate family of such officer, employee, consultant, director, shareholder or owner.

(l)     Material Agreements.   Except as disclosed on Schedule 3(l) to this Agreement or as listed on the exhibit indexes to the SEC Reports (each contract, agreement, commitment or understanding disclosed on Schedule 3(l) being hereinafter referred to as a “Material Agreement”) or as contemplated by this Agreement or any Transaction Document, there are no agreements, understandings, commitments, instruments, contracts, employment agreements, proposed transactions or judgments to which the Company is a party or by which it is bound which may involve obligations (contingent or otherwise), or a related series of obligations (contingent or others), of or to, or payment, or a related series of payments, by or to the Company in excess of $50,000 in any one year.  All Material Agreements are in full force and effect and constitute legal, valid and binding obligations of the Company, and to the Company's knowledge, the other parties thereto, and are enforceable in accordance with their respective terms.   Neither the Company nor, to the Company’s knowledge, any person is in default under the terms of any Material Agreement, and no circumstance exists that would, with the giving of notice or the passage of time, constitute a default under any Material Agreement.

(m)   Title to Assets.  The Company has good and marketable title to all real and personal property owned by it that is material to the business of the Company, in each case free and clear of all liens and encumbrances, except those, if any, disclosed in the PPM or SEC Reports or incurred in the ordinary course of business consistent with past practice.  Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and other equitable remedies) with which the Company is in compliance in all material respects.

(n)    Subsidiaries; Joint Ventures.  Except for the subsidiaries described in the PPM or SEC Reports, the Company has no subsidiaries and except as described in the PPM or SEC Reports (i) does not otherwise own or control, directly or indirectly, any other Person and (ii) does not hold equity interests, directly or indirectly, in any other Person.  Except as described in the PPM or SEC Reports, the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.  "Person" means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

(o)    No General Solicitation. Neither the Company nor any officer, director or employee or other agent of the Company other than the Placement Agent, in the transactions contemplated hereby, has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any securities offered in the Offering.

(p)    No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities.  The issuance of the Securities will not be integrated (as defined in Rule 502 of the Securities Act) with any other issuance of the Company’s securities (past, current or future) that would require registration under the Securities Act of the issuance of the Securities.

(q)    No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby, other than to the Placement Agent, whose fee is described in the PPM.

(r)     Offering.  Subject to the accuracy of the Purchaser’s representations and warranties in Section 4 of this Agreement, and the accuracy of other purchasers’ representations and warranties in their respective Securities Purchase Agreements, the offer, sale and issuance of the Securities in the Offering, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

  4.Purchaser Acknowledgements and Representations.  In connection with the purchase of the Securities, Purchaser represents and warrants as of the Closing Date applicable to the Purchaser and/or acknowledges, to the Company, the following:

(a)    Acceptance.  The Company may accept or reject this Agreement and the number of Securities subscribed for hereunder, in whole or in part, in its sole and absolute discretion.  The Company has no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of the Securities would constitute a violation of the Securities Laws.

(b)    Irrevocability.  This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company.

(c)    Binding.  This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d)    No Governmental Review.  No federal or state agency has made any finding or determination as to the fairness of the Offering for investment, or any recommendation or endorsement of the Securities.

(e)    No Preemptive or Voting Rights.  Unless and until the entire Principal Amount or a portion of it is converted into Common Stock or the Warrant exercised and the Common Stock issued, the Purchaser is not entitled to voting rights.  The Securities do not entitle the Purchaser to preemptive rights.

(f)    Professional Advice; Investment Experience.  The Company has made available to the Purchaser, or to the Purchaser's attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company.  The Company has provided answers to all questions concerning the Offering and an investment in the Company.  The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser's professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser's particular tax and financial situation.  All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser's financial position is, to Purchaser’s knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company.  The Purchaser has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Securities.  To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Securities.  The Purchaser acknowledges and understands that the proceeds from the sale of the Securities will be used as described in the PPM.

(g)    Brokers and Finders; Placement Agent Services.  The PPM includes information regarding the compensation to be paid to the Placement Agent for various services rendered or to be rendered to the Company.

(h)    Investment Purpose.  Purchaser is purchasing the Securities for investment for his, her or its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act in violation of such act.  Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities.  Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

 (i)    Reliance on Exemptions.  Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein and in Exhibit A in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(j)     Restricted Securities.  Purchaser understands that the Securities are “restricted securities” under applicable Securities Laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Securities or Common Stock underlying the Securities for resale, except as set forth in the Registration Rights Agreement.

(k)    Professional Advice.  The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of the Offering or the adequacy of disclosure of materials pertaining to the Company or the Offering.

(l)     Risk of Loss.  The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Securities at the time of investment, and the Purchaser has no need for liquidity in the investment in the Securities.  The Purchaser understands that an investment in the Securities is highly risky and that he/she/it could suffer a complete loss of his/her/its investment.

(m)   Information.  The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise or representation of the future performance of the Company.  The Purchaser acknowledges that neither the Company, the Placement Agent nor anyone acting on the Company’s behalf makes any representation or warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved.  The Purchaser understands that the Company’s technology and products are new, and not all of the technology and/or products may be tested and commercialized, and that there is no guarantee that the technology and products will be commercially successful.  The Purchaser understands that all of the risks associated with the technology are not now known.  Before investing in the Offering, the Purchaser has been given the opportunity to ask questions of the Company about the technology and the Company’s business and the Purchaser has received answers to those questions.

(n)    Authorization; Enforcement.  Each Transaction Document to which a Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of the Purchaser, and (iii) will constitute, upon execution and delivery by the Purchaser thereof and the Company, the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(o)    Residency.  If the Purchaser is an individual, then Purchaser resides in the state or province identified in the address of such Purchaser set forth in the Purchaser Questionnaire; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in the Purchaser Questionnaire.

(p)    Communication of Offer. The Purchaser was contacted by either the Company or the Placement Agent with respect to a potential investment in the Securities.  The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(q)    No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser.

(r)    Organization.  If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

(s)    PPM.  The Purchaser received a copy of the PPM and the Purchaser had an opportunity to review and evaluate the disclosure in the PPM and the Purchaser does not have any questions or requests for additional information.

(t)     No Other Representations.  Other than the representations and warranties contained in the Transaction Documents, the Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

4.           Covenant.  In addition to the other agreements and covenants set forth herein, as long as a Note is outstanding, without the consent of a majority in interest of the Purchasers, the Company agrees that it will use the net proceeds from the Offering for the purposes set forth in the PPM.

5.           Restrictive Legends and Stop-Transfer Orders.

(a)    Legends.  The certificate or certificates representing the Securities shall bear the following legends (as well as any legends required by applicable state corporate law and the Securities Laws):

(i)
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (OR OTHER EVIDENCE) IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED JULY 14, 2015, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii)	Any legend required to be placed thereon by any appropriate securities commissioner.

(b)    Stop-Transfer Notices.  The Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

6.           Conditions to Closing.

(a)    Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell the Securities to the Purchaser is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

 (i)            The Purchaser shall have complied with Section 2(a);

 (ii)           The representations and warranties of the Purchaser shall be true and correct in all material respects; and

 (iii)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

 (b)   Conditions to Each Purchaser’s Obligation to Purchase.  The obligation of the Purchaser hereunder to purchase the Securities is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in his/her/its sole discretion:

 (i)            The Company shall have complied with Section 2(c);

 (ii)           The representations and warranties of the Company shall be true and correct as of the applicable Closing Date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.  The Purchaser shall have received a certificate or certificates, executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser including, but not limited to, certificates with respect to the Company’s charter, by-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby;

                                 (iii)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement;

 (iv)          The Company shall have caused its legal counsel, Harter Secrest & Emery LLP, to deliver a legal opinion addressed to the Purchasers and to the Placement Agent at the Initial Closing with respect to the corporate and securities matters set forth on Exhibit F attached hereto, and its patent law counsel, Fish & Richardson P.C. and its trademark and copyright counsel, Christensen O'Connor Johnson Kindness PLLC, to deliver legal opinions addressed to the Purchasers and to the Placement Agent at the Initial Closing with respect to the intellectual property matters set forth on Exhibit G attached hereto; and

 (v)           No event shall have occurred which would reasonably be expected to have a Material Adverse Effect; and

 (vi)          The Company shall have provided such other documents as the Placement Agent may reasonably request, each in form and substance satisfactory to the Placement Agent.

7.           Miscellaneous.

(a)    Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(b)    Entire Agreement; Enforcement of Rights.  This Agreement and the PPM together with the exhibits and schedules attached hereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement; provided, however, that the Purchaser acknowledges and agrees that the Placement Agent may, in its sole discretion acting by prior written consent on behalf of Purchaser, waive any condition described in Section 6(b).  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

 (c)   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)    Separate Agreement.  The Company’s agreement with each of the Purchasers is a separate agreement and the sale of the Securities to each of the Purchasers is a separate sale. Unless otherwise expressly provided herein, the rights of each Purchaser hereunder are several rights, not rights jointly held with any of the other Purchasers. Any invalidity, illegality or limitation on the enforceability of any of the Transaction Documents or any part thereof, by any Purchaser whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of the Transaction Documents with respect to other Investors.

(e)    Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(f)     Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally (including two business days after deposit with a reputable overnight courier service, properly addressed to the party to receive the same) or sent by fax or 72hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth herein or as subsequently modified by written notice.

(g)    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(h)    Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns.  The covenants and obligations of the Company hereunder shall inure to the benefit of, and be enforceable by the Purchaser against the Company, its successors and assigns, including any entity into which the Company is merged.  The rights and obligations of Purchasers under this Agreement may only be assigned with the prior written consent of the Company.

(i)     Third Party Beneficiary.  This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns, and the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)     Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)    Expenses.  The Company shall pay all costs and expenses incurred by the Company and the Placement Agent with respect to the negotiation, execution, delivery and performance of the Agreement, except the Company’s obligation to pay all costs and expenses of the Placement Agent shall be capped at $50,000.

                        (l)     Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

(m)   Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

 (n)   Remedies.  All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement.  Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

(o)    Consent of Spouse.  If the Purchaser is married on the date of this Agreement, such Purchaser’s spouse shall execute and deliver to the Company the Spousal Consent, effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Purchaser’s Securities that do not otherwise exist by operation of law or the agreement of the parties.  If any Purchaser should marry or remarry subsequent to the date of this Agreement, such Purchaser shall within 30 days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of Page Intentionally Left Blank]

The Purchaser, by his or her signature below, or by that of its authorized representative, confirms that Purchaser has carefully reviewed and understands this Agreement.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of [     ].

PURCHASER (if individual): Signature Name (type or print)	PURCHASER (if entity): Name of Entity By:
Signature of Co-Signer (if any) Name of Co-Signer (type or print)	Name: Its:

AGREED AND ACCEPTED as of __________, 2015.

COPSYNC, INC.

By: ___________________________________
      [     ]
      [     ]
Subscription Amount (as accepted by the Company):

$________________________

EXHIBIT A

Purchaser Questionnaire

[see attached]

EXHIBIT B

SPOUSAL CONSENT

I, ________________________________, spouse of ____________, have read and hereby approve the foregoing Agreement.  In consideration of the Company's granting my spouse the right to purchase the Securities as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Securities shall be similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of ___________________________

OR

I hereby represent and warrant that I am unmarried as of the date of this Agreement.

Signature

EXHIBIT C

FORM OF NOTE

[see attached]

EXHIBIT D

FORM OF WARRANT

[see attached]

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

[see attached]

EXHIBIT F

FORM OF LEGAL OPINION
(CORPORATE AND SECURITIES)

[see attached]

EXHIBIT G

FORM OF LEGAL OPINION
(INTELLECTUAL PROPERTY)

[see attached]

Schedules

[see attached]